Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Michael T. Prior
Wednesday October 29, 2014		Chief Executive Officer
978-619-1300

Justin D. Benincasa
Chief Financial Officer
978-619-1300

Atlantic Tele-Network, Inc. Reports

Third Quarter and Nine Month 2014 Results

Third Quarter Financial Highlights:

•                  Revenues increased 13% to $89.4 million

•                  Adjusted EBITDA was up 17% to $41.0 million

•                  Operating income reached $28.2 million, up 41%

•                  Net income attributable to ATN’s stockholders was $16.2 million, or $1.01 per diluted share

•                  Cash flow from operations for the first nine months was $55.7 million

Beverly, MA (October 29, 2014) — Atlantic Tele-Network, Inc. (NASDAQ: ATNI), today reported results for the third quarter and nine months ended September 30, 2014. Unless otherwise indicated, the discussion of the Company’s results is focused on its continuing operations, and comparisons are to the same period in the prior year. Results for all periods presented reflect classification of the Company’s U.S. retail wireless business operated under the “Alltel” name as discontinued operations as a result of the completion of the Company’s sale of this business to AT&T Mobility LLC on September 20, 2013.

Third Quarter 2014 Financial Results

“Our strong revenue and earnings growth in the first half of the year continued in the third quarter, led by our domestic wireless business, said Michael Prior, Chief Executive Officer. “Domestic data traffic increased significantly across our U.S. wholesale network, more than offsetting the expected decline in pricing that we have cited in earlier quarters of this year.   This volume growth primarily results from our capital investments to upgrade network capacity and coverage and we see additional opportunities to invest in 2015.  In the last eighteen months alone, we have increased the number of 3G or higher base stations from under 5% of our network to over 65% today.

We are pleased with the share gains we have achieved year-to-date in most of the markets within our international wireless portfolio and believe there are improvements we can make to enhance our competitive positioning and additional efficiencies we can achieve to optimize these assets. Wireline results for the first nine months of this year were slightly ahead of the comparable period last year, as revenues from U.S. wholesale transport activities and international broadband more than offset the decline in voice and other legacy revenues in our wireline markets.

“Cash from operations reached $55.7 million in the first nine months, and we remain committed to a steady, long-term approach to capital expenditures and investments in our existing portfolio,” Mr. Prior noted.

Third quarter revenues were $89.4 million, 13% above the $79.4 million reported for the third quarter of 2013.  Adjusted EBITDA(1) for the 2014 third quarter was $41.0 million, a 17% increase over the $35.0 million reported for the 2013 third quarter. Operating income was $28.2 million, up 41% compared to last year’s $20.0 million.  Net income from continuing operations attributable to ATN’s stockholders was $16.2 million or $1.01 per diluted share, compared to $1.6 million, or $0.10 per diluted share, for the third quarter of 2013.  Net income for 2013 was inclusive of $2.7 million in transaction-related charges, as well as $10.4 million of interest rate swap contract termination charges and the write off of deferred financing costs, which were both related to the pre-payment of the Company’s long term debt under its credit facility.

On September 19, 2014, ATN’s Board of Directors increased the Company’s cash dividend for the sixteenth consecutive year. The quarterly dividend was increased 7% to $0.29 per share.

Nine Month 2014 Financial Results

Nine month revenues were $247.8 million, 15% above the $215.8 million reported for the same period in 2013.  Adjusted EBITDA was $104.1 million, up 21% from $86.1 million in the prior year period; operating income increased 37% to $66.0 million; and net income from continuing operations attributable to ATN’s stockholders was $35.5 million, or $2.22 per diluted share, as compared with the same period in 2013 of $12.8 million, or $0.81 per diluted share, inclusive of the special charges noted above.

For the first nine months of 2013, net income attributable to ATN’s stockholders from discontinued operations was $4.6 million, or $0.29 per diluted share, and the net gain attributable to ATN’s stockholders on the disposal of the Alltel business was $276.5 million, or $17.51 per share.

Third Quarter 2014 Operating Highlights

U.S. Wireless

U.S. wireless revenues primarily consist of voice and data revenues from the Company’s wholesale roaming operations.  Total revenues from the U.S. wireless business were $44.3 million in the third quarter of 2014, an increase of 35% from the $32.8 million reported in the third quarter of 2013.  This strong revenue performance was driven by increased data traffic across the Company’s expanded domestic wireless network.  We expect to see significantly lower average wholesale data pricing in 2015 which should be offset in part, as we continue to expand our network capabilities, reach and capacity.  Data revenues accounted for 68% of U.S. wireless revenues in the 2014 third quarter compared to 56% in the similar year-ago period.   The Company ended the third quarter with 716 wholesale-only base stations in service compared to 579 at the end of last year’s third quarter.

International Wireless

International wireless revenues include retail and wholesale voice and data wireless revenues from international operations in Bermuda and the Caribbean. International wireless revenues were $21.6 million, a decrease of 6% over the $22.9 million reported in the third quarter of 2013, as a result of market share losses in Guyana and lower wholesale roaming revenues in many of our Island properties resulting from anticipated rate declines.  We continue to expect retail revenues to continue to grow but wholesale revenues to decline in our international markets over time.

Wireline

Wireline revenues are generated by the Company’s wireline operations in Guyana, including international telephone calls into and out of that country, by its integrated voice and data and wholesale transport operations in New England and New York State, and by its U.S. based wholesale long-distance voice services. Wireline revenues of $21.5 million, were flat compared with the third quarter of 2013 resulting from domestic unit price declines in enterprise offerings and decreases in voice traffic in all wireline markets, offset by an increase in broadband subscribers in Guyana and in U.S. wholesale transport revenue.

(1)  See Table 4 for reconciliation of Net Income to Adjusted EBITDA.

Reportable Operating Segments

The Company has four reportable segments: (i) U.S. Wireless; (ii) International Integrated Telephony, which operates in Guyana; (iii) Island Wireless, which generates its revenues and has its assets located in Bermuda and the Caribbean (including the U.S. Virgin Islands); and (iv) U.S. Wireline.   Financial data on our reportable operating segments for the three months ended September 30, 2014 and 2013 are as follows (in thousands):

For the three months ended September 30, 2014:

	U.S. Wireless	International Integrated Telephony	Island Wireless	U.S. Wireline	Reconciling Items (2)	Total

Total Revenue	$44,736	$21,831	$16,627	$6,199	$—	$89,393
Adjusted EBITDA	31,242	9,462	4,827	722	(5,280)	40,973
Operating Income (Loss)	27,585	5,065	2,231	(471)	(6,252)	28,158

For the three months ended September, 30, 2013:

	U.S. Wireless	International Integrated Telephony	Island Wireless	U.S. Wireline	Reconciling Items (2)	Total

Total Revenue	$33,057	$23,075	$17,443	$5,775	$—	$79,350
Adjusted EBITDA	22,332	11,579	5,843	561	(5,332)	34,983
Operating Income (Loss)	18,293	7,028	3,292	(255)	(8,320)	20,038

Balance Sheet and Cash Flow Highlights

Cash and cash equivalents at September 30, 2014 were $384.4 million.  In addition, the Company holds $39.3 million of restricted cash primarily related to proceeds from the sale of Alltel in an indemnity escrow account as of September 30, 2014.    Net cash provided by operating activities of continuing operations was $55.7 million for the first nine months of 2014, which was impacted by $41.2 million in cash paid for income taxes, primarily related to the gain on the sale of Alltel.  Capital expenditures were $41.7 million in the first nine months of 2014.  The Company expects full year 2014 capital expenditures in the range of $60.0 million to $65.0 million.

Conference Call Information

Atlantic Tele-Network will host a conference call on Thursday, October 30, 2014 at 9:30 a.m. Eastern Time (ET) to discuss its 2014 third quarter results. The call will be hosted by Michael Prior, President and Chief Executive Officer, and Justin Benincasa, Chief Financial Officer. The dial-in numbers are US/Canada: (877) 734-4582 and International: (678) 905-9376, conference ID 16886272. A replay of the call will be available at ir.atni.com beginning at 1:00 p.m. (ET) on Thursday, October 30, 2014.

(2)  Reconciling items are comprised of corporate general and administrative costs and transaction-related charges

About Atlantic Tele-Network

Atlantic Tele-Network, Inc. (NASDAQ: ATNI), headquartered in Beverly, Massachusetts, provides telecommunications services to rural, niche and other under-served markets and geographies in the United States, Bermuda and the Caribbean. Through our operating subsidiaries, we provide both wireless and wireline connectivity to residential and business customers, including a range of mobile wireless solutions, local exchange services and broadband internet services and are the owner and operator of terrestrial and submarine fiber optic transport systems. For more information, please visit www.atni.com.

Cautionary Language Concerning Forward Looking Statements

This press release contains forward-looking statements relating to, among other matters, our future financial performance and results of operations; the competitive environment in our key markets, demand for our services and industry trends; the outcome of regulatory matters; the pace of our network expansion and improvement, including our level of estimated future capital expenditures and our realization of the benefits of these investments; and management’s plans and strategy for the future. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events or results.  Actual future events and results could differ materially from the events and results indicated in these statements as a result of many factors, including, among others, (1)  the general performance of our operations, including operating margins, revenues, and the future growth and retention of our subscriber base; (2) government regulation of our businesses, which may impact our FCC and other telecommunications licenses; (3) economic, political and other risks facing our foreign operations; (4) our ability to maintain favorable roaming arrangements; (5) our ability to efficiently and cost-effectively upgrade our networks and IT platforms to address  rapid and significant technological changes in the telecommunications industry; (6) the loss of or our inability to recruit skilled personnel in our various jurisdictions, including key members of management; (7) our ability to find investment or acquisition or disposition opportunities that fit our strategic goals for the Company; (8) increased competition; (9) our reliance on a limited number of key suppliers and vendors for timely supply of equipment and services relating to our network infrastructure; (10) the adequacy and expansion capabilities of our network capacity and customer service system to support our customer growth; (11) the occurrence of severe weather and natural catastrophes; (12) our continued access to capital and credit markets; and (13) our ability to realize the value that we believe exists in our businesses. These and other additional factors that may cause actual future events and results to differ materially from the events and results indicated in the forward-looking statements above are set forth more fully under Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 17, 2014 and the other reports we file from time to time with the SEC. The Company undertakes no obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors that may affect such forward-looking statements.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this news release also contains non-GAAP financial measures. Specifically, ATN has presented an Adjusted EBITDA measure. Adjusted EBITDA is defined as net income attributable to ATN stockholders before income from discontinued operations, gain on disposal of discontinued operations, interest, taxes, depreciation and amortization, transaction-related charges, gain on disposition of long-lived assets, other income or expense, unrealized loss on interest rate swap contracts and net income attributable to non-controlling interests. The Company believes that the inclusion of this non-GAAP financial measure helps investors to gain a meaningful understanding of the Company’s core operating results and enhances comparing such performance with prior periods. ATN’s management uses this non-GAAP measure, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods. The non-GAAP financial measure included in this news release is not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measure used in this news release to the most directly comparable GAAP financial measure is set forth in the text of, and the accompanying tables to, this press release.

Table 1

ATLANTIC TELE-NETWORK, INC.

Unaudited Condensed Consolidated Balance Sheets

(in Thousands)

	September 30,	December 31,
	2014	2013
Assets:
Cash and cash equivalents	$384,426	$356,607
Restricted cash	39,293	39,000
Assets of discontinued operations	175	4,748
Other current assets	68,503	71,648

Total current assets	492,397	472,003

Long-term restricted cash	—	39,000
Property, plant and equipment, net	253,508	254,632
Goodwill and other intangible assets, net	91,311	86,988
Other assets	6,215	7,096

Total assets	$843,431	$859,719

Liabilities and Stockholders’ Equity:
Accrued taxes	$3,331	$36,081
Liabilities of discontinued operations	2,002	11,187
Other current liabilities	66,685	73,805

Total current liabilities	72,018	121,073

Deferred income taxes	27,554	26,007
Other long-term liabilities	18,940	12,784

Total long-term liabilities	46,494	38,791

Total liabilities	118,512	159,864

Total Atlantic Tele-Network, Inc.’s stockholders’ equity	668,269	643,330
Non-controlling interests	56,650	56,525

Total equity	724,919	699,855

Total liabilities and stockholders’ equity	$843,431	$859,719

Table 2

ATLANTIC TELE-NETWORK, INC.

Unaudited Condensed Consolidated Statements of Operations

(in Thousands, Except per Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013 (a)	2014	2013 (a)
Revenues:
U.S. wireless	$44,306	$32,796	$110,153	$80,597
International wireless	21,557	22,895	67,127	66,162
Wireline	21,531	21,504	64,344	62,945
Equipment and other	1,999	2,155	6,212	6,103
Total revenue	89,393	79,350	247,836	215,807

Operating expenses:
Termination and access fees	16,018	14,112	48,110	40,768
Engineering and operations	9,788	9,509	28,939	28,349
Sales, marketing and customer service	5,489	4,370	15,440	13,646
Equipment expense	2,912	2,549	8,897	8,050
General and administrative	14,213	13,827	42,343	38,856
Transaction-related charges	(27)	2,610	341	2,674
Depreciation and amortization	12,842	12,335	37,752	36,517
Gain on disposal of long-lived assets	—	—	—	(1,076)
Total operating expenses	61,235	59,312	181,822	167,784

Operating income	28,158	20,038	66,014	48,023

Other income (expense):
Interest expense, net	(13)	(7,141)	(220)	(12,126)
Unrealized loss on interest rate swap contracts	—	(5,675)	—	(5,675)
Other income (expense)	338	(226)	302	(198)
Other income (expense), net	325	(13,042)	82	(17,999)

Income from continuing operations before income taxes	28,483	6,996	66,096	30,024
Income tax expense	9,569	2,481	22,460	11,294

Income from continuing operations	18,914	4,515	43,636	18,730

Income from discontinued operations, net of tax	—	(1,960)	—	5,166
Gain on disposal of discontinued operations, net of tax	—	305,197	—	305,197
Net income	18,914	307,752	43,636	329,093

Net income attributable to non-controlling interests, net of tax:
Continuing operations	(2,747)	(2,945)	(8,116)	(5,934)
Discontinued operations	—	116	—	(601)
Disposal of discontinued operations	—	(28,699)	—	(28,699)
Net income attributable to non-controlling interests, net of tax	(2,747)	(31,528)	(8,116)	(35,234)

Net income attributable to Atlantic Tele-Network, Inc. stockholders	$16,167	$276,224	$35,520	$293,859

Basic net income per weighted average share attributable to Atlantic Tele-Network, Inc. stockholders:
Income from continuing operations	$1.02	$0.10	$2.24	$0.82
Income from discontinued operations	—	(0.12)	—	0.29
Gain on disposal of discontinued operations	—	17.57	—	17.64
Net income	$1.02	$17.55	$2.24	$18.75

Diluted net income per weighted average share attributable to Atlantic Tele-Network, Inc. stockholders:
Income from continuing operations	$1.01	$0.10	$2.22	$0.81
Income from discontinued operations	—	(0.12)	—	0.29
Gain on disposal of discontinued operations	—	17.45	—	17.51
Net income	$1.01	$17.43	$2.22	$18.61

Weighted average common shares outstanding:
Basic	15,923	15,738	15,890	15,678
Diluted	16,030	15,845	16,001	15,789

(a)              All previously reported amounts have been reclassified to reflect the Company’s Alltel business, which was sold in September 2013, as a discontinued operation

Table 3

ATLANTIC TELE-NETWORK, INC.

Unaudited Condensed Consolidated Cash Flow Statements

(in Thousands)

	Nine Months Ended September 30,
	2014	2013

Net income	$43,636	$329,093
Gain on disposal of discontinued operations	—	(305,197)
Income from discontinued operations	—	(5,166)
Unrealized loss on interest rate swap contracts	—	5,675
Depreciation and amortization	37,752	36,517
Gain on disposal of long-lived assets	—	(1,076)
Change in prepaid and accrued taxes	(18,401)	(23,668)
Change in other operating assets and liabilities	(12,092)	11,623
Other non-cash activity	4,766	10,961

Net cash provided by operating activities of continuing operations	55,661	58,762
Net cash provided by (used in) operating activities of discontinued operations	(4,612)	25,751
Net cash provided by operating activities	51,049	84,513

Capital expenditures, net	(41,699)	(55,171)
Proceeds from disposition of long-lived assets	1,371	1,500
Change in restricted cash	38,707	—

Net cash used in investing activities of continuing operations	(1,621)	(53,671)
Net cash provided by investing activities of discontinued operations	—	711,541
Net cash provided by (used in) investing activities	(1,621)	657,870

Principal repayments of term loans	—	(272,137)
Dividends paid on common stock	(12,873)	(7,839)
Distributions to non-controlling interests	(7,931)	(3,321)
Other	(805)	285

Net cash used in financing activities of continuing operations	(21,609)	(283,012)
Net cash used in financing activities of discontinued operations	—	(1,678)
Net cash used in financing activities	(21,609)	(284,690)

Net change in cash and cash equivalents	27,819	457,693

Cash and cash equivalents, beginning of period	356,607	136,647

Cash and cash equivalents, end of period	$384,426	$594,340

Table 4

ATLANTIC TELE-NETWORK, INC.

Reconciliation of Non-GAAP Measures

(In Thousands)

Reconciliation of Net Income to Adjusted EBITDA for the Three Months Ended September 30, 2013 and 2014

Three Months Ended September 30, 2013

		International Integrated	Island		Reconciling
	U.S Wireless	Telephony	Wireless	U.S. Wireline	Items	Total

Net income attributable to Atlantic Tele-Network, Inc. stockholders						$276,224
Net income attributable to non-controlling interests, net of tax						31,528
Gain on disposal of discontinued operations, net of tax						(305,197)
Loss from discontinued operations, net of tax						1,960
Income tax expense						2,481
Other income						226
Unrealized loss on interest rate swap contracts						5,675
Interest expense, net						7,141
Operating income (loss)	$18,293	$7,028	$3,292	$(255)	$(8,320)	$20,038
Depreciation and amortization	4,039	4,551	2,551	816	378	12,335
Transaction-related charges	—	—	—	—	2,610	2,610
Adjusted EBITDA	$22,332	$11,579	$5,843	$561	$(5,332)	$34,983

Three Months Ended September 30, 2014

	U.S Wireless	International Integrated Telephony	Island Wireless	U.S. Wireline	Reconciling Items	Total

Net income attributable to Atlantic Tele-Network, Inc. stockholders						$16,167
Net income attributable to non-controlling interests, net of tax						2,747
Income tax expense						9,569
Other income						(338)
Interest expense, net						13
Operating income (loss)	$27,585	$5,065	$2,231	$(471)	$(6,252)	$28,158
Depreciation and amortization	3,657	4,397	2,596	1,193	999	12,842
Transaction-related charges	—	—	—	—	(27)	(27)
Adjusted EBITDA	$31,242	$9,462	$4,827	$722	$(5,280)	$40,973

Reconciliation of Net Income to Adjusted EBITDA for the Nine Months Ended September 30, 2013 and 2014

Nine Months Ended September 30, 2013

	U.S Wireless	International Integrated Telephony	Island Wireless	U.S. Wireline	Reconciling Items	Total

Net income attributable to Atlantic Tele-Network, Inc. stockholders						$293,859
Net income attributable to non-controlling interests, net of tax						35,234
Gain on disposal of discontinued operations, net of tax						(305,197)
Income from discontinued operations, net of tax						(5,166)
Income tax expense						11,294
Other income						198
Unrealized loss on interest rate swap contracts						5,675
Interest expense, net						12,126
Operating income (loss)	$40,472	$19,596	$7,226	$(786)	$(18,485)	$48,023
Depreciation and amortization	12,119	13,476	7,705	2,252	965	36,517
Transaction-related charges	—	—	—	—	2,674	2,674
Gain on disposal of long-lived assets	(1,076)	—	—	—	—	(1,076)
Adjusted EBITDA	$51,515	$33,072	$14,931	$1,466	$(14,846)	$86,138

Nine Months Ended September 30, 2014

	U.S Wireless	International Integrated Telephony	Island Wireless	U.S. Wireline	Reconciling Items	Total

Net income attributable to Atlantic Tele-Network, Inc. stockholders						$35,520
Net income attributable to non-controlling interests, net of tax						8,116
Income tax expense						22,460
Other expense						(302)
Interest expense, net						220
Operating income (loss)	$63,826	$15,293	$8,210	$(2,511)	$(18,804)	$66,014
Depreciation and amortization	10,413	13,111	7,810	3,519	2,899	37,752
Transaction-related charges	—	—	—	—	341	341
Adjusted EBITDA	$74,239	$28,404	$16,020	$1,008	$(15,564)	$104,107